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                                                                   EXHIBIT 10.27

                                  CONTRACT #90
                         FOR DELIVERY OF VIDEO CASSETTES

Moscow                                                           May 11, 2000

Limited Liability Company "Video-Marketing", hereinafter referred to as the Supplier and represented by M.O.Kostochka acting on the basis of Power of Attorney #11 of June 23, 1999 on the one hand, and Close Joint-Stock Company "OXIRIS", hereinafter referred to as the Buyer and represented by its Director General Dolgov V.A. acting on the basis of the Bylaws, on the other, have signed the present Contract as follows:

                           1. SUBJECT OF THE CONTRACT

     1.1. In accordance with the terms and conditions hereof, the Supplier shall deliver and the Buyer shall accept and pay for video cassettes with a recording with the aim to sell them.
     1.2. Every delivered cassette shall carry the recording of one Movie (including animated cartoons or episodes of a cartoon series), packed in a brand color carton and wrapped up in cellophane.

                              2. TERMS OF DELIVERY

     2.1. The delivery of video cassettes shall be executed in consignments against the Buyer's order within 24 hours from the moment the order is received, provided that they are available at the Supplier's warehouse. If the goods are not available at the Supplier's warehouse, the Supplier shall inform the Buyer of a possible delivery date within 24 hours. The delivery of products is acknowledged by invoices and waybills specifying total volume, cost per item and total cost of the consignment.
     2.2. The Buyer shall pay for goods in advance or upon receipt.
     2.3. The delivery of video cassettes shall be executed by means of transportation from the Supplier's warehouse without the Supplier's assistance.
     2.4. The Buyer shall sell the delivered cassettes only in the brand packing of the copyright holder for every respective Movie. The sale of the video cassettes in any other packing or without it is prohibited.

                         3. OBLIGATIONS OF THE PARTIES

     3.1. If the term of payment is not observed, the Buyer shall pay damages to the Supplier at the rate of 0.5 % of the due sum per each day of delay.
     3.2. In case of the delivery of substandard goods, the Supplier shall substitute for them at the Buyer's request. Quality claims shall be filed within a 45 (forty-five) days' period from the delivery date. Quality claims are not accepted beyond the term specified above, nor they are accepted in case of quality deterioration (including loss of marketable state) resulting from the improper execution of handling operations, transportation or due to other causes of quality deterioration not through the Supplier's fault.
          Goods are considered to be substandard if they bear apparent or latent defects or if they were returned by third parties due to defects arising through the Supplier's fault which were not specified during the transfer or if the content of the goods does not comply with the requirements of the current legislation.
     3.3. The Supplier shall guarantee that he is the lawful copyright holder of all rights for intellectual property connected with the content and sale of a given Product distributed in the Russian Federation and the CIS countries and that he does not violate any
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          copyright or adjacent rights of third parties. In case of disputes with third parties regarding the copyright hereof, the Supplier undertakes to settle such disputes.
     3.4. For any other breach of obligations hereunder the parties shall bear responsibility in accordance with the RF current legislation.

                              4. FINAL PROVISIONS

     4.1. The present Contract shall take effect from the moment of its signing and shall be valid till December 31, 2000.
     4.2. All the terms and conditions of the present Contract and disputes arising hereof are interpreted in accordance with the RF current legislation.
     4.3. All the amendments and alterations to the present Contract shall be valid only if they are executed in a written form and duly signed by the authorized representatives of the parties.

Annex:
   1.  Copy of the Buyer's Registration Certificate
   2.  The Supplier's wholesale trade license
   3.  The producer's certificates for the Goods
   4. Photocopy of the passport of the person signing the Contract on behalf of the Buyer (if there is no passport, the photocopy of any ID card)
   5.  Power of Attorney certifying the person's authority to sign the Contract.

ADDRESSES, BANK DETAILS AND SIGNATURES OF THE PARTIES:

SUPPLIER                                    BUYER
LLC "Video-Marketing"                       Close Joint-Stock Company "OXIRIS"
57 Prospect Mira                            12 Nauchnyi Proezd
Moscow 129120                               Moscow 117802
Settlement account 40702810300141078743     Settlement account 40702810700030000049
Correspondent account                       Correspondent account
30101810100000000774                        30101810000000000726
with Joint-Stock Commercial Bank            BIC 044585726
"Avtobank"                                  with Commercial Bank "Evrozapsibbank"
Moscow                                      TIN 7706200205
BIC 044525774                               OKPO 051260913
TIN 7702189208                              OKONH 71100, 71200, 71500
Signature                                   Director General of Close Joint-Stock
Kostochka M.O.                              Company "OXIRIS"
Seal: Moscow, LLC "Video-Marketing"         Signature
                                            Dolgov V.A.
                                            Seal:(No)00500003198 in seal register,
                                            Moscow, State Registration Number 1455797
                                            Close Joint-Stock Company "OXIRIS"